Exhibit 4.2

EXECUTION COPY

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 7, 2011, by and among DJO Finance LLC, a Delaware limited liability company (“DJO LLC”), and DJO Finance Corporation, a Delaware corporation wholly owned by DJO LLC (“DJO Corp.”, and together with DJO LLC, the “Issuers”), the Guarantors listed on Schedule A hereto (the “Guarantors”), and Credit Suisse Securities (USA) LLC (“CS Securities”), as representative of the initial purchasers listed in Annex A of the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”), who have agreed to purchase the Issuers’ 7.75% Senior Notes due 2018 (the “Initial Notes”) and the related guarantees (the “Initial Guarantees”) pursuant to the Purchase Agreement.

This Agreement is made pursuant to the Purchase Agreement, dated as of April 4, 2011 (the “Purchase Agreement”), by and among the Issuers, the Guarantors and CS Securities, as representative of the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Notes (as hereinafter defined) (including the Initial Purchasers).  In order to induce the Initial Purchasers to purchase the Initial Notes, the Issuers and the Guarantors have agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(h) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.                                Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions in the City of New York are authorized or obligated to be closed.

Closing Date:  The date of this Agreement.

Commission:  The Securities and Exchange Commission.

Consummate:  An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the delivery by the Issuers to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Guarantees:  The guarantees to be issued by the Guarantors, relating to the Exchange Notes.

Exchange Notes:  The 7.75% Senior Notes due 2018, of the same series under the Indenture as the Initial Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Exchange Offer:  The registration by the Issuers and the Guarantors under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Issuers and the Guarantors offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes and the Exchange Guarantees in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

FINRA:  The Financial Industry Regulatory Authority.

Holders:  As defined in Section 2(b) hereof.

Indemnified Holder:  As defined in Section 8(a) hereof.

Indenture:  The Indenture, dated as of April 7, 2011, among the Issuers, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), pursuant to which the Notes are to be issued, as such Indenture may be amended or supplemented from time to time in accordance with the terms thereof.

Initial Guarantees:  As defined in the preamble hereto.

Initial Notes:  As defined in the preamble hereto.

Initial Placement Date:  The date of the issuance and sale by the Issuers of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers:  As defined in the preamble hereto.

Interest Payment Date:  As defined in the Indenture and the Notes.

Notes:  The Initial Notes and the Exchange Notes.

Person:  An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Private Exchange:  As defined in Section 3(c) hereof.

Private Exchange Notes:  As defined in Section 3(c) hereof.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Statement:  Any registration statement of the Issuers and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration

Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act:  The Securities Act of 1933, as amended.

Shelf Registration Statement:  As defined in Section 4 hereof.

Transfer Restricted Securities:  Each Initial Note and the related Initial Guarantees, until the earliest to occur of (a) the date on which such Initial Note and the related Initial Guarantees are exchanged in the Exchange Offer and are entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Note and the related Initial Guarantees have been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Note and the related Initial Guarantees are distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (d) two years following the date of the initial issuance of the Initial Notes and the Initial Guarantees.

Trust Indenture Act:  The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa 77bbbb) as in effect on the date of the Indenture.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

SECTION 2.                                Securities Subject to This Agreement.

(a)           Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)           Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.                                Registered Exchange Offer.

(a)           Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Issuers and the Guarantors shall (i) prepare and file with the Commission an Exchange Offer Registration Statement under the Securities Act, (ii) use their reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities

Act and (C) all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer.  The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below.

(b)           The Issuers and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders.  The Issuers and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  The Issuers and the Guarantors shall use commercially reasonable efforts to cause the Exchange Offer to be Consummated on or before the 360th day following the Initial Placement Date (or April 7, 2012).

(c)           If, prior to consummation of the Exchange Offer, any Initial Purchaser holds any Initial Notes acquired by it that have the status of an unsold allotment in the initial distribution, the Issuers, upon the request of such Initial Purchaser, shall simultaneously with the delivery of the Exchange Notes issue and deliver to such Initial Purchaser, in exchange (the “Private Exchange”) for such Initial Notes held by any such Holder, a like principal amount of notes (the “Private Exchange Notes”) of the Issuers, guaranteed by the Guarantors, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes.  The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes if permitted by the CUSIP Service Bureau.

(d)           The Issuers acknowledge that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Broker-Dealer electing to exchange Initial Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) if any Initial Purchaser elects to sell Exchange Notes acquired in exchange for Initial Notes constituting any portion of an unsold allotment, such Initial Purchaser will be required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The Issuers and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days from the date on which the Exchange Offer Registration Statement is declared effective, (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities and (iii) the date on which all the Notes covered by such Exchange Offer Registration Statement have been sold pursuant to such Exchange Offer Registration Statement.

The Issuers shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.                                Shelf Registration.

(a)           Shelf Registration.  If (1) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Issuers are not permitted to effect the Exchange Offer, (2) the Exchange Offer is not consummated within 360 days following the Initial Placement Date, (3) any holder of Private Exchange Notes so requests in writing to the Issuers at any time within 30 days after the consummation of the Exchange Offer, or (4) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuers within the meaning of the Securities Act) and so notifies the Issuers within 30 days after such Holder first becomes aware of such restrictions, in the case of each of clauses (1) to and including clause (4) of this sentence, then, upon such Holder’s request, the Issuers and the Guarantors shall:

(x)            use their reasonable best efforts to file a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) as soon as practicable after the filing obligation arises, which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y)           use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective promptly by the Commission.

The Issuers and the Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this

Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (i) two years after the Initial Placement Date of the Initial Notes or (ii) such time as all of the Initial Notes have been sold thereunder (the “Effectiveness Period”).  Notwithstanding anything to the contrary in this Agreement, at any time, the Issuers may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than three times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of DJO LLC determines reasonably and in good faith that the filing of any such initial Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of DJO LLC, would be detrimental to the Issuers if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.

(b)           Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 20 Business Days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5.                                Additional Interest.

If (a) the Exchange Offer has not been Consummated or a Shelf Registration Statement has not been declared effective by the Commission on or prior to the 360th day after the Initial Placement Date, or (b) if applicable, a Shelf Registration Statement has been declared effective but shall thereafter cease to be effective during the Effectiveness Period (other than because of the sale of all of the Transfer Restricted Securities registered thereunder), then additional interest (“Additional Interest”) shall accrue on the principal amount of the Notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate which such Additional Interest accrues may in no event exceed 1.00% per annum) (such Additional Interest to be calculated by the Issuers) commencing on (x) the 361st day after the Initial Placement Date, in the case of clause (a) above, or (y) the day such Shelf Registration ceases to be effective in the case of clause (b) above; provided, however, that upon the exchange of the Exchange Notes for all Transfer Restricted Securities tendered, or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective, Additional Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.  Notwithstanding any other provisions of this Section 5, the Issuers shall not be obligated to pay Additional Interest provided in this Section 5 during a Shelf Suspension Period permitted by Section 4(a) hereof.

SECTION 6.                                Registration Procedures.

(a)           Exchange Offer Registration Statement.  In connection with the Exchange Offer, each of the Issuers and each of the Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)            If in the reasonable opinion of counsel to the Issuers there is a question as to whether the Exchange Offer is permitted by applicable law and it is advisable to do so, the Issuers and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Issuers and the Guarantors to Consummate an Exchange Offer for such Initial Notes.  The Issuers and the Guarantors each hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take action to effect a change of Commission policy.  The Issuers and the Guarantors each hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution by the Commission staff of such submission.

(ii)           As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuers’ preparations for the Exchange Offer.  Each Holder, including any Holder that is a Broker-Dealer, shall acknowledge and agree that any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Issuers.

(b)           Shelf Registration Statement.  In connection with the Shelf Registration Statement, each of the Issuers and each of the Guarantors shall comply with all the provisions of Section 6(c) below.

(c)           General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Issuers and the Guarantors shall:

(i)            use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers and the Guarantors shall file promptly an appropriate amendment to such Registration Statement or supplement to the Prospectus or document incorporated by reference, in the case of clause (A), correcting any such misstatement or omission, and, in the case of an amendment, use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii)           prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act, as applicable, in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)          advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuers and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)          furnish without charge to counsel for the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, at least one copy before filing with the Commission of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including, if requested in writing by any such Person, all documents incorporated by reference after the initial filing of such Registration Statement, if not available on the Commission’s EDGAR database), which Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus will be subject to the review of CS Securities and such Holders and underwriter(s) in connection with such sale, if any, for a reasonable period, and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which CS Securities or the underwriter(s), if any, shall reasonably object in writing after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).  The objection of CS Securities or an underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

(v)           make reasonably available for inspection by the Initial Purchasers, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the Initial Purchasers or any of the underwriter(s), all material financial and other records, pertinent corporate documents and properties of the Issuers and the Guarantors and cause the Issuers’ and the Guarantors’ officers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness, in each case, as shall be reasonably necessary to enable such persons to conduct an investigation within the meaning of Section 11 of the Securities Act; provided, however, (A) that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by Cravath, Swaine & Moore LLP and on behalf of any other parties by one counsel designated by and on behalf of such other parties as described in Section 7 hereof, and (B) that any information that is reasonably and in good faith designated by the Issuers in writing as confidential at the time of delivery of such information shall be kept confidential by the Initial Purchasers, the Holders, or any such underwriter, attorney, accountant or other agent, unless (1) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (2) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (3) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (4) such information becomes available to the Initial Purchasers, Holder, underwriter, attorney, accountant or other agent from a source other than the Issuers and such source is not known, after due inquiry, by the relevant Initial Purchaser, Holder, underwriter, attorney, accountant or other agent to be bound by a confidentiality agreement or is not otherwise under a duty of trust to the Issuers;

(vi)          if requested in writing by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)         use commercially reasonable efforts to confirm that the ratings assigned to the Initial Notes will apply to the Transfer Restricted Securities covered by the Registration Statement, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

(viii)        furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules and, if requested in writing, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix)           deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuers and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x)            enter into such agreements (including an underwriting agreement), make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by the Initial Purchasers or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and, whether or not an underwriting agreement is entered into and whether or not such registration is an Underwritten Registration, the Issuers and the Guarantors shall:

(A)          furnish to the Initial Purchasers, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1)           a certificate, dated the date of the effectiveness of the Shelf Registration Statement signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Issuers, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(f) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2)           an opinion, dated the date of the effectiveness of the Shelf Registration Statement of counsel for the Issuers and the Guarantors, in form, scope and substance reasonably satisfactory to the managing underwriter, addressed to the underwriters covering the matters customarily covered in opinions, reasonably requested in underwritten offerings, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuers and the Guarantors, representatives of the independent public accountants for the

Issuers and the Guarantors, the Initial Purchasers’ representatives and the Initial Purchasers’ counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Issuers and the Guarantors and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

(3)           customary comfort letters, dated as of the date of the effectiveness of the Shelf Registration Statement, in form, scope and substance reasonably satisfactory to the managing underwriter from (a) the Issuers’ and the Guarantors’ independent accountants and (b) the independent accountants of any other Person for which financial statements are included in or incorporated by reference in to such Shelf Registration Statement, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B)           set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)           deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers or the Guarantors pursuant to this clause (x), if any.

If at any time the representations and warranties of the Issuers and the Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Issuers or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly, and if requested by such Persons, shall confirm such advice in writing;

(xi)           prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Issuers nor the Guarantors shall be required to register or qualify as a foreign corporation where they are not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where they are not then so subject;

(xii)          shall issue, upon the request of any Holder of Initial Notes covered by and sold pursuant to the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Issuers by such Holder in exchange therefor; such Exchange Notes to be registered in the name of the purchaser of such Notes; in return, the Initial Notes held by such Holder shall be surrendered to the Issuers for cancellation;

(xiii)         cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

(xiv)        use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (viii) above;

(xv)         if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the

Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(xvi)        provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Issuers;

(xvii)       cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA, and use their reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

(xviii)      otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Issuers’ security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuers’ first fiscal quarter commencing after the effective date of the Registration Statement;

(xix)         cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with, and cause the Guarantors to cooperate with, the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and cause the Guarantors to execute, and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx)          provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder shall agree by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer

Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; however, no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest.

SECTION 7.                                Registration Expenses.

(a)           All expenses incident to the Issuers’ or the Guarantors’ performance of or compliance with this Agreement will be borne by the Issuers and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation:  (i) all registration and filing fees and expenses (including filings made by the Initial Purchasers or Holders with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers, the Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all fees and disbursements of independent certified public accountants of the Issuers and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); and (vi) all fees and expenses of the Trustee and the exchange agent and their counsel.

The Issuers and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers or the Guarantors.

(b)           In connection with any Shelf Registration Statement required by this Agreement, the Issuers and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cravath, Swaine & Moore LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the

Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION 8.                                Indemnification.

(a)           The Issuers agrees and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuers and the Guarantors by such Holder expressly for use therein.  This indemnity agreement shall be in addition to any liability which the Issuers or any Guarantor may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers or any Guarantor, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuers and the Guarantors in writing (provided that the failure to give such notice shall not relieve the Issuers or the Guarantors of their respective obligations pursuant to this Agreement except to the extent they are materially prejudiced as a proximate result of such failure).  In case any such action is brought against any Indemnified Holder and such Indemnified Holder seeks or intends to seek indemnity from the Issuers or the Guarantors, the Issuers or the Guarantors will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Holder; provided, however, if the defendants in any such action include both the Indemnified Holder and the Issuers or any Guarantor and the Indemnified Holder shall have reasonably concluded (based on the advice of counsel) that a conflict may arise between the positions of the Issuers or the

Guarantors and the Indemnified Holder in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Holders which are different from or additional to those available to the Issuers or the Guarantors, the Indemnified Holder or Holders shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Holder or Holders.  Upon receipt of notice from the Issuers or Guarantors to such Indemnified Holder of the Issuers’ or the Guarantors’ election so to assume the defense of such action and approval by the Indemnified Holder of counsel, the Issuers or the Guarantors will not be liable to such Indemnified Holder under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Holder in connection with the defense thereof unless (i) the Indemnified Holder shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the Issuers or the Guarantors shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the Issuers or the Guarantors, representing the Indemnified Holders who are parties to such action) or (ii) the Issuers or the Guarantors shall not have employed counsel satisfactory to the Indemnified Holder to represent the Indemnified Holder within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Issuers or the Guarantors.  It is understood and agreed that the Issuers or the Guarantors shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (together with any local counsel) for all Indemnified Holders.  Each Indemnified Holder, as a condition to indemnification hereunder, shall use all reasonable efforts to cooperate with the Issuers or the Guarantors in the defense of any such action or claim.  The Issuers shall not be liable for any settlement of any such action or proceeding effected without the Issuers’ prior written consent, but if settled with such consent or there be a final judgment for the plaintiff, the Issuers and the Guarantors agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  The Issuers and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b)           Each Holder of Transfer Restricted Securities shall, severally and not jointly, indemnify and hold harmless the Issuers, the Guarantors and their respective officers, directors, partners, employees, representatives and agents, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuers and the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement.  In case any action or proceeding shall be brought against the Issuers, the Guarantors, any such controlling person, or their respective officers, directors, partners, employees, representatives and agents in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Issuers and the Guarantors and the Issuers, the Guarantors, such controlling person and their respective officers, directors, partners, employees, representatives and agents shall have the rights and duties given to each Indemnified Holder by Section 8(a).  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Notes giving rise to such indemnification obligation.

(c)           If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections, including by reason of failure to notify the Issuers and the Guarantors of indemnification obligations thereunder to the extent that they are materially prejudiced as a proximate result of such failure) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Issuers shall be deemed to be equal to the total gross proceeds from the Initial Placement as set forth on the cover page of the Offering Circular) or if such allocation is not permitted by applicable law, the relative fault of the Issuers and the Guarantors, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Issuers, on the one hand, and of the Indemnified Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Indemnified Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuers and the Guarantors agree and each Holder of Transfer Restricted Securities shall agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Notes pursuant to a Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

SECTION 9.                                Rule 144A.

Each Issuer and each Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.                          Participation in Underwritten Registrations.

No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.                          Selection of Underwriters.

The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Issuers.

SECTION 12.                          Miscellaneous.

(a)           Remedies.  Each Issuer and each Guarantor each hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive, to the extent permitted by applicable law, the defense in any action for specific performance that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  The Issuers will not, and will cause the Guarantors to not, on or after the date of this Agreement enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Neither the Issuers nor any of the Guarantors has entered into any agreement granting any registration rights with respect to its securities to any Person pursuant to which any such Person would have the right to include any securities in any Registration Statement to be filed with the Commission as required under this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ securities under any agreement in effect on the date hereof.

(c)           Adjustments Affecting the Notes.  The Issuers and the Guarantors will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect their ability to Consummate the Exchange Offer.

(d)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities.  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuers shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)            if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)           If to the Initial Purchasers:

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York  10010-3629
Facsimile:  (212) 583-8567
Attention: LCD-IBD

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York  10019
Attention:  William J. Whelan, Esq.

If to the Issuers or the Guarantors:

c/o DJO LLC

1430 Decision Street

Vista, California 92081

Facsimile: (760) 734-3536

Attention:  General Counsel

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile:  (212) 455-2502

Attention:  Richard Fenyes, Esq.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)           Entire Agreement.  This Agreement together with the Purchase Agreement and the Indenture (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the registration rights granted by the Issuers and the Guarantors with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DJO FINANCE LLC,

by
/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President and General Counsel

DJO FINANCE CORPORATION,

by
/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President and General Counsel

ENCORE MEDICAL PARTNERS, LLC
ENCORE MEDICAL GP, LLC
EMPI, INC.
ENCORE MEDICAL ASSET CORPORATION
DJO, LLC
ELASTIC THERAPY, LLC,

by
/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President and General Counsel

ENCORE MEDICAL L.P.,

by	Encore Medical GP, LLC

by	/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President and General Counsel

Signature Page to the Registration Rights Agreement

RIKCO INTERNATIONAL, LLC

by
/s/ Donald M. Roberts
Name:	Donald M. Roberts
Title:	Executive Vice President and General Counsel

Signature Page to the Registration Rights Agreement

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC, for itself and as Representative of the Initial Purchasers by
/s/ Sean Gardner
Name: Sean Gardner
Title: Director

Signature Page to the Registration Rights Agreement

SCHEDULE A

Guarantors

Subsidiary	Jurisdiction of Organization

Encore Medical, L.P.	Delaware
Encore Medical Partners, LLC	Nevada
Encore Medical GP, LLC	Nevada
Empi, Inc.	Minnesota
Encore Medical Asset Corporation	Nevada
DJO, LLC	Delaware
Elastic Therapy, LLC	North Carolina
Rikco International, LLC	Wisconsin

A-1

ANNEX A

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Issuers have agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities.  The Issuers have agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until [       ], 20[  ], all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.(1)

The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers.  Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes.  Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Issuers have agreed to pay all of its expenses incident to the Exchange Offer and the reasonable expenses of one counsel for the Holders other than commissions or concessions of any brokers or dealers and will indemnify the Holders (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)  In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

•              CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes.  If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.